Exhibit 1.01

Conflict Minerals Report of SCHMID Group N.V.
For The Year Ended December 31, 2025

Introduction

This Conflict Minerals Report for SCHMID Group N.V. (“SCHMID”, “we”, “us” or “our”) covers the reporting period from January 1, 2025 to December 31, 2025, and is filed in compliance with Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities Exchange Commission (the “SEC”) to implement reporting requirements related to conflict minerals. Conflict minerals are defined under the Rule as columbite-tantalite (coltan), cassiterite, wolframite, gold and their derivatives, which are currently limited to tin, tantalum and tungsten (“Conflict Minerals”). This Conflict Minerals Report (“CMR”), filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD, is focused on the minerals tin, tantalum, tungsten and gold, as these are the Conflict Minerals that we use to manufacture our products and that are needed for our products to function.

Form SD provides that if Conflict Minerals are necessary to the functionality or production of a product manufactured by an SEC registrant, such registrant is required to conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any such Conflict Minerals that are necessary to the functionality or production of products originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”), and such registrant is also required to describe the RCOI and disclose the results thereof.

We need certain Conflict Minerals to manufacture our products, and our products need certain Conflict Minerals to function. We are committed to responsible sourcing of materials in our supply chain and support international efforts to ensure the mining and trading of Conflict Minerals from conflict-affected and high-risk areas does not contribute to conditions of armed conflict and/or serious human rights abuses in the DRC or its adjoining countries as defined in Form SD.

Statements in this CMR are based on our RCOI and our due diligence activities performed in good faith for the reporting period from January 1, 2025 to December 31, 2025 and are based on information available at the time of this filing, unless otherwise indicated.

Business Overview

We are a global supplier of equipment, software and services for various industries such as printed circuit board (“PCB”), substrate manufacturing, photovoltaics, and glass and energy storage with a focus on the highest end of this market in terms of technology and performance. We are a long-established, fifth- generation family-controlled business that was founded in 1864 in Freudenstadt, Germany as an iron foundry and has a tradition of being at forefront of technology. Throughout the 160 years of our operations, we have maintained sustainable operations by developing our products following trends on the market. We have been developing machines for electronics industry since the 1960s, photovoltaics solutions since the early 2000s and energy storage for the last ten years. We are a global supplier of capital equipment, software and services for the PCB and substrate manufacturing industry. We do not only develop production techniques and build machines ourselves, we are also extensively working with our customers on joint research and development projects for the next generation of electronics and photovoltaics products.

We produce our products in two manufacturing sites, one in Germany and one in China. In addition, we have built up an extensive service and sales network in five centers in the US, Europe, and Asia. In addition to our sale and service centers and two manufacturing sites, in South Korea we also work with our partners in the SCHMID Avaco Korea, Co. Ltd.. We also provide customer service through which we assist our customers with machinery and software upgrades, spare parts, logistics, customer training in multiple languages, on-site management, maintenance contracts and project management.

Product Portfolio and Use of Conflict Minerals

Like many companies in our industry, our products contain certain minerals and metals necessary to the functionality or production of our products, including Conflict Minerals. Conflict Minerals are important components in certain electronic parts, without which our products would not work. Conflict Minerals can be contained in our circuit boards, nozzles (tungsten-carbonite) or frequency converters in particular.

Our supply chain

We outsource the production of several components that are necessary for the manufacturing of our products. Therefore, we collaborate with our suppliers for the development, manufacturing and delivery of unique parts and modules. In particular, we do not engage in the manufacturing of electronic components that may contain Conflict Minerals ourselves. We source any such electronic components from selected manufacturers.

The sourcing of Conflict Minerals used in our products goes beyond our tier 1 suppliers. There are several tiers of suppliers between SCHMID and any smelter of Conflict Minerals, and even more tiers when tracing a mineral or metal all the way back to the mines of origin. Under no circumstances do we assemble Conflict Minerals directly and therefore do not purchase Conflict Minerals as a raw material from smelters or miners. Therefore, we do not have any direct purchasing relationship with miners or smelters.

Due Diligence Program

We base our due diligence measures on the guidelines of the five-step framework set forth by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) as summarized below.

1. Establish strong management systems

Policy

Conflict Minerals are addressed in our Supplier Code of Conduct, which forms part of our General Purchasing Conditions. The objective of this Supplier Code of Conduct is to forward the values that we pursue to all of our business partners, to ensure that all activities are conducted on the same ethical grounds. In addition, our position on Conflict Minerals is reflected in our company-wide Code of Conduct, which incorporates our Human Rights Policy as well as our Anti-Bribery and Anti-Corruption Policy. The documents are available on our company website. Please note that the website and the information accessible through it are not incorporated by reference into this Form SD.

Governance:

To ensure compliance with our policies, the Legal & Compliance team defines a structured approach aligned with SCHMID’s commitment to responsible sourcing of Conflict Minerals. This includes conducting a RCOI and implementing due diligence measures in accordance with applicable regulations and internationally recognized guidelines. The results of our due diligence activities are monitored and reviewed by members of the Legal & Compliance team and discussed with members of senior management.

Control system

The Supplier Code of Conduct and the associated obligations and responsibilities of our suppliers form an integral part of every purchase order we issue. As part of our General Purchasing Conditions, all suppliers are required to accept our Supplier Code of Conduct. This ensures that we only work with suppliers who have systems in place to guarantee the sourcing of conflict-free minerals for our electronic components. We maintain business relationships exclusively with reputable partners who also comply with anti-money laundering and anti-terrorism regulations.

In addition, we require selected suppliers of electronic components to verify their handling of Conflict Minerals (tin, tantalum, tungsten, and gold) and to demonstrate how they ensure compliance with internationally recognized regulations. We only purchase electronic components (in which we suspect Conflict Minerals) from suppliers who we have gained the confidence that they handle the purchase of Conflict Minerals responsibly.

Supplier engagement

In general, we expect our suppliers to always check their products to determine whether they are subject to prohibitions, restrictions, information obligations and/or approval requirements in the international movement of goods. In relation to Conflict Minerals, we expect our Suppliers to have policies in place to reasonably assure that any Conflict Minerals used in the production of the products sold to us are conflict-free. This means that the products do not contain Conflict Minerals that directly or indirectly finance or benefit armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance mechanism

We encourage everyone, including suppliers and other stakeholders to express, in good faith, any concerns they might have regarding possible violations of our Code of Conduct, our company’s policies or the law. Information on suspected compliance cases and questions can be sent to the legal department via the compliance email address and the whistleblower system in place. SCHMID will investigate all reports and take appropriate action.

2. Identify and assess risk in the supply chain

Our supply chain conflict mineral due diligence is risk based, as described in the bullet points below:

•	identify the suppliers that provide components that potentially incorporate Conflict Minerals that are necessary to the functionality of our products that we manufactured, or contracted to manufacture

•	contact the suppliers of components that potentially contain Conflict Minerals and ask them to provide information about the smelters of Conflict Minerals used in our products

•	assessed the responses received from our in-scope suppliers for red flags, completeness and reasonableness

•	contact the suppliers that did not respond to the request and request their responses

3. Design and implement a strategy to respond to identified risks

Our risk management plan is intended to respond to situations where Conflict Minerals contained in our in-scope products are identified as potentially sourced from the Covered Countries, as well as other risks that are identified during our due diligence process.

Our plan includes:

•	understanding the supplier products impacted by any supplier materials identified as containing Conflict Minerals

•	understanding the extent of our reliance on such materials

•	undertaking additional due diligence and risk mitigation to respond to identified risks

•	implement the required action plans (these action plans will vary depending on the results of our due diligence efforts and the risks identified in any particular year)

•	report the results to our management

•	in the event of non-compliance or refusal to discontinue such practices, we will actively seek and engage with alternative suppliers to ensure the integrity, ethics, and responsibility of our supply chain

4. Carry out independent third-party audit

We rely on third party audits of smelters and refiners such as those carried out through the RMI’s Responsible Minerals Assurance Program (“RMAP”). To the extent that other audited supplier certifications are provided to the company, the company may consider reliance on a case-by-case basis.

5. Report on supply chain due diligence

We report to the SEC annually our supply chain due diligence on a Form SD and Conflict Minerals report. In addition, we publicly communicate our Form SD and Conflict Minerals report on our company website.

Description of Due Diligence Measured Performed

Due diligence for the RCOI has been performed in a manner consistent with the OECD Guidance as described above in the section “Due Diligence Program”. SCHMID regularly reviews and revises its supply chain due diligence processes with the aim of incorporating learnings from practice, feedback from stakeholders and requirements from standards and regulations.

Results of the Due Diligence

With the support of our product experts, we executed a scoping assessment to determine which certain products manufactured during calendar year 2025 were manufactured with materials or components that contain, or likely contain, Conflict Minerals. This information together with the direct spending volumes were input to select those suppliers.

We asked these in-scope suppliers to provide information about the smelters of Conflict Minerals used in our products. We assessed the responses received from our in-scope suppliers for red flags, completeness and reasonableness. We then communicated with in-scope suppliers about their responses.

From our key suppliers we received Conflict Minerals Reporting Templates that were prepared in accordance with the standardized reporting template created by the Responsible Minerals Initiative (RMI). However, some other suppliers have either failed to provide the requested information or submitted documentation that was incomplete.

Appendix A includes a list of the entities that were identified by our suppliers as the smelters or refiners that process the necessary Conflict Minerals in the suppliers’ products. Of those 360 smelters and refiners, 229 have been identified by the RMI as “conformant” with the RMAPs third-party audit protocol, and another four have been identified by the RMI as “active,” meaning they have agreed to undergo or are currently undergoing a third-party audit and are progressing through the audit and/or post-audit corrective action process. The remaining 127 smelters and refiners fall under the RMI “not active” category, meaning that their conformance status is unknown, cannot be verified, or that they are possibly non-conformant. Since some of the declarations we received from our suppliers were at a company level (and not a component-specific level), we do not know with certainty that each smelter listed on Appendix A actually processed Conflict Minerals that were used in components we purchased.

Results of the Reasonable Country of Origin Inquiry

In accordance with the Rule, SCHMID conducted in good faith a RCOI to determine whether any of the Conflict Minerals that are necessary to the functionality and production of our products may have originated in the Covered Countries.

Because the information that we obtained from our in-scope suppliers was incomplete, we were unable to fully determine the countries of origin of the Conflict Minerals or the facilities used to process them.

The results of the RCOI indicated that some of the Conflict Minerals necessary to the functionality or production of our products may have originated in the Covered Countries and may not be derived from recycled or scrap sources.

Continuous Improvements

In 2026, we plan to expand and improve the due diligence conducted with respect to our supply chain. We will consistently remind our suppliers of their obligations and our expectations regarding Conflict Minerals reporting. This ongoing communication is crucial to ensure that all parties are aligned and aware of the importance of this issue. We also aim to engage more actively with our suppliers to increase the number of the response rate and improve the quality of the survey responses. This will help us gather more accurate and comprehensive data.

Cautionary Statements

This CMR contains statements obtained in reliance to information provided by our suppliers through our RCOI as well as our due diligence measures. We have no direct relationships or power of control over mines, smelters, or refiners. Therefore, we rely on our suppliers for the ultimate veracity of the information which they provide about the smelters or refiners whom they employ, and such information may be inaccurate, incomplete, or subject to other irregularities. Additionally, despite our continuous efforts, we may be unable to determine the precise (country of) origin of the Conflict Minerals, included in all our products, or the facilities used to process them, due to Conflict Minerals supply-chain complexities and the number of tiers of suppliers to trace the source.

Forward Looking Statements

This document contains statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our business and compliance efforts, including with respect to Conflict Minerals. You can generally identify these statements by the use of words like “may”, “could”, “should”, “believe”, “expect”, “plan”, “intend”, “continue”, “commitment” and variations of these words or comparable words. Such forward-looking statements include statements relating to our business and our products, the features and performance of our systems, our conflicts minerals policies, RCOI, our commitments with respect sourcing of materials in our supply chain, our commitment to conflict free minerals and responsible mineral sourcing, our current due diligence procedures and plans to improve the due diligence process and results, including plans to expand the scope of our supplier audit program, plans to encourage suppliers to trace origins of Conflict Minerals within their supply chain and other plans and intentions with regard to conflicts minerals and other non-historical statements.

Forward-looking statements do not guarantee future performance and involve risks and uncertainties. These risks and uncertainties include potential changes in our reporting obligations or practices under the Rule and related Conflict Minerals rules, our ability to implement certain processes and policies related to conflicts minerals, our ability to obtain information from our suppliers, our ability to effectively trace the origins of Conflict Minerals, our ability to improve our due diligence process for Conflict Minerals, our ability to successfully meet our commitments in the field of conflicts minerals, risks relating to the performance of our tools and other risks indicated in the risk factors included in SCHMID’s Annual Report on Form 20-F and its other filings with the US Securities and Exchange Commission. These forward-looking statements are made only as of the date of this document. SCHMID does not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Conflict Minerals Report – Appendix List

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
1	Gold	8853 S.p.A.	CID002763	ITALY	-
2	Gold	ABC Refinery Pty Ltd.	CID002920	AUSTRALIA	-
3	Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	Conformant
4	Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	Conformant
5	Gold	African Gold Refinery	CID003185	UGANDA	-
6	Gold	Agosi AG	CID000035	GERMANY	Conformant
7	Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	Conformant
8	Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES	-
9	Gold	Albino Mountinho Lda.	CID002760	PORTUGAL	-
10	Gold	Alexy Metals	CID003500	UNITED STATES OF AMERICA	-
11	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	Conformant
12	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	Conformant
13	Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	Conformant
14	Gold	Asahi Pretec Corp.	CID000082	JAPAN	Conformant
15	Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
16	Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	Conformant
17	Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	Conformant
18	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY	-
19	Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA	-
20	Gold	Augmont Enterprises Private Limited	CID003461	INDIA	-
21	Gold	Aurubis AG	CID000113	GERMANY	Conformant
22	Gold	Bangalore Refinery	CID002863	INDIA	Active
23	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	Conformant
24	Gold	Boliden Ronnskar	CID000157	SWEDEN	Conformant
25	Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	Conformant
26	Gold	Caridad	CID000180	MEXICO	-
27	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	Conformant
28	Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND	-
29	Gold	CGR Metalloys Pvt Ltd.	CID003382	INDIA	-
30	Gold	Chimet S.p.A.	CID000233	ITALY	Conformant
31	Gold	Chugai Mining	CID000264	JAPAN	Conformant
32	Gold	Coimpa Industrial LTDA	CID004010	BRAZIL	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
33	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA	-
34	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY	-
35	Gold	Dijllah Gold Refinery FZC	CID003348	UNITED ARAB EMIRATES	-
36	Gold	Dongwu Gold Group	CID003663	CHINA	-
37	Gold	Dowa	CID000401	JAPAN	Conformant
38	Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	Conformant
39	Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	Conformant
40	Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	Conformant
41	Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	Conformant
42	Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	INDIA	-
43	Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	INDIA	-
44	Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	INDIA	-
45	Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	INDIA	-
46	Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES	-
47	Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE	-
48	Gold	Fujairah Gold FZC	CID002584	UNITED ARAB EMIRATES	-
49	Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
50	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA	-
51	Gold	Gold by Gold Colombia	CID003641	COLOMBIA	Conformant
52	Gold	Gold Coast Refinery	CID003186	GHANA	-
53	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA	Conformant
54	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA	-
55	Gold	Guangdong Jinding Gold Limited	CID002312	CHINA	-
56	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA	-
57	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA	-
58	Gold	Heimerle + Meule GmbH	CID000694	GERMANY	Conformant
59	Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY	Conformant
60	Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	Conformant
61	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA	-
62	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	CHINA	-
63	Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF	-
64	Gold	Impala Refineries – Base Metals Refinery (BMR)	CID004604	SOUTH AFRICA	Conformant
65	Gold	Impala Rustenburg	CID004610	SOUTH AFRICA	Conformant
66	Gold	Industrial Refining Company	CID002587	BELGIUM	-

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
67	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	Conformant
68	Gold	International Precious Metal Refiners	CID002562	UNITED ARAB EMIRATES	-
69	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	Conformant
70	Gold	Istanbul Gold Refinery	CID000814	TURKEY	Conformant
71	Gold	Italpreziosi	CID002765	ITALY	Conformant
72	Gold	JALAN & Company	CID002893	INDIA	-
73	Gold	Japan Mint	CID000823	JAPAN	Conformant
74	Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	Conformant
75	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RUSSIAN FEDERATION	-
76	Gold	JSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION	-
77	Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION	-
78	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	Conformant
79	Gold	K.A. Rasmussen	CID003497	NORWAY	-
80	Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES	-
81	Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN	-
82	Gold	Kazzinc	CID000957	KAZAKHSTAN	Conformant
83	Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
84	Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	Conformant
85	Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	Conformant
86	Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	Conformant
87	Gold	Kundan Care Products Ltd.	CID003463	INDIA	-
88	Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN	-
89	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RUSSIAN FEDERATION	-
90	Gold	L’azurde Company For Jewelry	CID001032	SAUDI ARABIA	-
91	Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA	-
92	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA	-
93	Gold	L’Orfebre S.A.	CID002762	ANDORRA	-
94	Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF	Conformant
95	Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	Conformant
96	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA	-
97	Gold	Marsam Metals	CID002606	BRAZIL	-
98	Gold	Materion	CID001113	UNITED STATES OF AMERICA	Conformant
99	Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	Conformant
100	Gold	MD Overseas	CID003548	INDIA	-

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
101	Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	Conformant
102	Gold	Metallix Refining Inc.	CID003557	UNITED STATES OF AMERICA	-
103	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	Conformant
104	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	Conformant
105	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	Conformant
106	Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	Conformant
107	Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	Conformant
108	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	Conformant
109	Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	Conformant
110	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	Conformant
111	Gold	MKS PAMP SA	CID001352	SWITZERLAND	Conformant
112	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	Conformant
113	Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA	-
114	Gold	Morris and Watson	CID002282	NEW ZEALAND	-
115	Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION	-
116	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	Conformant
117	Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
118	Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF	Conformant
119	Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	Conformant
120	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA	Active
121	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	Conformant
122	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION	-
123	Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA	-
124	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA	-
125	Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE	Conformant
126	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION	-
127	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	Conformant
128	Gold	PX Precinox S.A.	CID001498	SWITZERLAND	Conformant
129	Gold	QG Refining, LLC	CID003324	UNITED STATES OF AMERICA	-
130	Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	Conformant
131	Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA	-
132	Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS	Conformant
133	Gold	Royal Canadian Mint	CID001534	CANADA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
134	Gold	SAAMP	CID002761	FRANCE	-
135	Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA	-
136	Gold	Safimet S.p.A	CID002973	ITALY	-
137	Gold	SAFINA A.S.	CID002290	CZECHIA	Conformant
138	Gold	Sai Refinery	CID002853	INDIA	-
139	Gold	Sam Precious Metals	CID003666	UNITED ARAB EMIRATES	-
140	Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF	-
141	Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF	-
142	Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	Conformant
143	Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA	Conformant
144	Gold	Shandong Humon Smelting Co., Ltd.	CID002525	CHINA	-
145	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA	-
146	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	Conformant
147	Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	CHINA	-
148	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	CHINA	-
149	Gold	Shirpur Gold Refinery Ltd.	CID002588	INDIA	-
150	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
151	Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN, PROVINCE OF CHINA	-
152	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION	-
153	Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA	Conformant
154	Gold	Sovereign Metals	CID003383	INDIA	-
155	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	LITHUANIA	-
156	Gold	Sudan Gold Refinery	CID002567	SUDAN	-
157	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	Conformant
158	Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	Conformant
159	Gold	Super Dragon Technology Co., Ltd.	CID001810	TAIWAN, PROVINCE OF CHINA	-
160	Gold	T.C.A S.p.A	CID002580	ITALY	Conformant
161	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN	Conformant
162	Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	Conformant
163	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA	-
164	Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	Conformant
165	Gold	Torecom	CID001955	KOREA, REPUBLIC OF	-
166	Gold	Umicore Precious Metals Thailand	CID002314	THAILAND	-

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
167	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	Conformant
168	Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	Conformant
169	Gold	Valcambi S.A.	CID002003	SWITZERLAND	Conformant
170	Gold	WEEEREFINING	CID003615	FRANCE	Conformant
171	Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA	Conformant
172	Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	Conformant
173	Gold	Yamakin Co., Ltd.	CID002100	JAPAN	Conformant
174	Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	Conformant
175	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA	-
176	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	Conformant
177	Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CID004435	CHINA	-
178	Gold	Attero Recycling Pvt Ltd	CID004697	INDIA	-
179	Gold	Inca One (Chala One Plant)	CID004704	PERU	-
180	Gold	Inca One (Koricancha Plant)	CID004705	PERU	-
181	Gold	Impala Refineries – Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA	Conformant
182	Gold	Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
183	Tantalum	5D Production OU	CID003926	ESTONIA	-
184	Tantalum	AMG Brasil	CID001076	BRAZIL	Conformant
185	Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	Conformant
186	Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	Conformant
187	Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA	Conformant
188	Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	Conformant
189	Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	Conformant
190	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	Conformant
191	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	Conformant
192	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	Conformant
193	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA	Conformant
194	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	Conformant
195	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	Conformant
196	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	Conformant
197	Tantalum	KEMET de Mexico	CID002539	MEXICO	Conformant
198	Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA	Conformant
199	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
200	Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL	Conformant
201	Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN	Conformant
202	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	Conformant
203	Tantalum	NPM Silmet AS	CID001200	ESTONIA	Conformant
204	Tantalum	PowerX Ltd.	CID004054	RWANDA	Conformant
205	Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA	Conformant
206	Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL	Conformant
207	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA	Conformant
208	Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION	-
209	Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN	Conformant
210	Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND	Conformant
211	Tantalum	TANIOBIS GmbH	CID002545	GERMANY	Active
212	Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	Conformant
213	Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	Conformant
214	Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA	Conformant
215	Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	Conformant
216	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
217	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA	Conformant
218	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	Conformant
219	Tin	Alpha	CID000292	UNITED STATES OF AMERICA	Conformant
220	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	VIETNAM	-
221	Tin	Aurubis Beerse	CID002773	BELGIUM	Conformant
222	Tin	Aurubis Berango	CID002774	SPAIN	Conformant
223	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	Conformant
224	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	Conformant
225	Tin	China Tin Group Co., Ltd.	CID001070	CHINA	Conformant
226	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL	Conformant
227	Tin	CRM Synergies	CID003524	SPAIN	Conformant
228	Tin	CV Ayi Jaya	CID002570	INDONESIA	Conformant
229	Tin	CV Venus Inti Perkasa	CID002455	INDONESIA	Conformant
230	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	CHINA	-
231	Tin	Dowa	CID000402	JAPAN	Conformant
232	Tin	DS Myanmar	CID003831	MYANMAR	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
233	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM	-
234	Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
235	Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL	Conformant
236	Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL	-
237	Tin	Fenix Metals	CID000468	POLAND	Conformant
238	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	CHINA	-
239	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA	-
240	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	Conformant
241	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA	-
242	Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	CID000555	CHINA	-
243	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	Conformant
244	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA	Conformant
245	Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA	Conformant
246	Tin	Luna Smelter, Ltd.	CID003387	RWANDA	Conformant
247	Tin	Ma’anshan Weitai Tin Co., Ltd.	CID003379	CHINA	-
248	Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	Conformant
249	Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
250	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA	Conformant
251	Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL	Active
252	Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	Conformant
253	Tin	Mineracao Taboca S.A.	CID001173	BRAZIL	Conformant
254	Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
255	Tin	Minsur	CID001182	PERU	Conformant
256	Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	Conformant
257	Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA	-
258	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	VIETNAM	-
259	Tin	Novosibirsk Tin Combine	CID001305	RUSSIAN FEDERATION	-
260	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	Conformant
261	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	Conformant
262	Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
263	Tin	Pongpipat Company Limited	CID003208	MYANMAR	-
264	Tin	Precious Minerals and Smelting Limited	CID003409	INDIA	-
265	Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA	Conformant
266	Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
267	Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	Conformant
268	Tin	PT Babel Inti Perkasa	CID001402	INDONESIA	Conformant
269	Tin	PT Babel Surya Alam Lestari	CID001406	INDONESIA	Conformant
270	Tin	PT Bangka Prima Tin	CID002776	INDONESIA	Conformant
271	Tin	PT Bangka Tin Industry	CID001419	INDONESIA	Conformant
272	Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA	Conformant
273	Tin	PT Bukit Timah	CID001428	INDONESIA	Conformant
274	Tin	PT Cipta Persada Mulia	CID002696	INDONESIA	Conformant
275	Tin	PT Menara Cipta Mulia	CID002835	INDONESIA	Conformant
276	Tin	PT Mitra Stania Prima	CID001453	INDONESIA	Conformant
277	Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA	Conformant
278	Tin	PT Panca Mega Persada	CID001457	INDONESIA	-
279	Tin	PT Premium Tin Indonesia	CID000313	INDONESIA	Conformant
280	Tin	PT Prima Timah Utama	CID001458	INDONESIA	Conformant
281	Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA	Conformant
282	Tin	PT Rajawali Rimba Perkasa	CID003381	INDONESIA	Conformant
283	Tin	PT Rajehan Ariq	CID002593	INDONESIA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
284	Tin	PT Refined Bangka Tin	CID001460	INDONESIA	Conformant
285	Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA	Conformant
286	Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA	-
287	Tin	PT Sukses Inti Makmur (SIM)	CID002816	INDONESIA	Conformant
288	Tin	PT Timah Tbk Kundur	CID001477	INDONESIA	Conformant
289	Tin	PT Timah Tbk Mentok	CID001482	INDONESIA	Conformant
290	Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA	Conformant
291	Tin	PT Tirus Putra Mandiri	CID002478	INDONESIA	-
292	Tin	PT Tommy Utama	CID001493	INDONESIA	Conformant
293	Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL	Conformant
294	Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA	Conformant
295	Tin	Super Ligas	CID002756	BRAZIL	Conformant
296	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN	Conformant
297	Tin	Thaisarco	CID001898	THAILAND	Conformant
298	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA	Conformant
299	Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
300	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	VIETNAM	-
301	Tin	VQB Mineral and Trading Group JSC	CID002015	VIETNAM	-
302	Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	Conformant
303	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA	Conformant
304	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	Conformant
305	Tin	PT Bangka Serumpun	CID003205	INDONESIA	Conformant
306	Tin	PT Timah Nusantara	CID001486	INDONESIA	Conformant
307	Tungsten	A.L.M.T. Corp.	CID000004	JAPAN	Conformant
308	Tungsten	ACL Metais Eireli	CID002833	BRAZIL	-
309	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	BRAZIL	-
310	Tungsten	Artek LLC	CID003553	RUSSIAN FEDERATION	-
311	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIETNAM	Conformant
312	Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	Conformant
313	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	Conformant
314	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	CHINA	-
315	Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
316	Tungsten	DONGKUK INDUSTRIES CO., LTD.	CID004060	KOREA, REPUBLIC OF	-
317	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA	Conformant
318	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	Conformant
319	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	Conformant
320	Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA	Conformant
321	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	Conformant
322	Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY	Conformant
323	Tungsten	HANNAE FOR T Co., Ltd.	CID003978	KOREA, REPUBLIC OF	-
324	Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA	Conformant
325	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA	Conformant
326	Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	CHINA	-
327	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA	Conformant
328	Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION	-
329	Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	Conformant
330	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	Conformant
331	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	Conformant

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
332	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313	CHINA	-
333	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA	Conformant
334	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	Conformant
335	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	Conformant
336	Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	RUSSIAN FEDERATION	-
337	Tungsten	Kenee Mining Corporation Vietnam	CID004619	VIETNAM	Conformant
338	Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	Conformant
339	Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	Conformant
340	Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA	Conformant
341	Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA	Conformant
342	Tungsten	LLC Vostok	CID003643	RUSSIAN FEDERATION	-
343	Tungsten	MALAMET SMELTING SDN. BHD.	CID004056	MALAYSIA	-
344	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	Conformant
345	Tungsten	Masan High-Tech Materials	CID002543	VIETNAM	Conformant
346	Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION	-
347	Tungsten	Nam Viet Cromit Joint Stock Company	CID004034	VIETNAM	-

Number	Metal	Smelter Name	Smelter ID	Smelter Country Location	Assessemnt status
348	Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	Conformant
349	Tungsten	NPP Tyazhmetprom LLC	CID003416	RUSSIAN FEDERATION	-
350	Tungsten	OOO “Technolom” 1	CID003614	RUSSIAN FEDERATION	-
351	Tungsten	OOO “Technolom” 2	CID003612	RUSSIAN FEDERATION	-
352	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES	Conformant
353	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA	Conformant
354	Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	Conformant
355	Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIETNAM	Conformant
356	Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION	-
357	Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	Conformant
358	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	Conformant
359	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	Conformant
360	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	CHINA	-